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EXHIBIT 99.2

PICTURETEL CORPORATION

INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Balance Sheets as of September 29, 2001 and December 31, 2000 (Unaudited)	2
Consolidated Statements of Operations for the Three and Nine Months Ended September 29, 2001 and September 30, 2000 (Unaudited)	3
Consolidated Statements of Cash Flows for the Nine Months Ended September 29, 2001 and September 30, 2000 (Unaudited)	4
Notes to Consolidated Financial Statements (Unaudited)	5-10

PICTURETEL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 29, 2001	December 31, 2000
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,105	$43,441
Restricted cash	34,961	5,775
Accounts receivable, less allowances for doubtful accounts of $2,397 and $4,100 at September 29, 2001 and December 31, 2000, respectively	32,683	39,897
Inventories	24,242	27,020
Other current assets	10,871	9,716

Total current assets	132,862	125,849
Property and equipment, net	13,187	18,310
Other assets	1,948	2,861

Total assets	$147,997	$147,020

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$41,500	$1,487
Accounts payable	10,628	20,575
Accrued compensation and benefits	5,456	7,280
Accrued expenses	44,432	32,896
Deferred revenue	14,599	18,216

Total current liabilities	116,615	80,454
Non-current liabilities	10,590	2,101

Total liabilities	127,205	82,555

Commitments and contingencies:
Redeemable convertible preferred stock, $.01 par value; 13,500,000 shares authorized; 1,132,000 and 9,416,708 shares outstanding at September 29, 2001 and December 31, 2000	2,830	42,845

Stockholders' equity:
Preferred stock, $.01 par value:
1,500,000 shares authorized; 0 issued and outstanding at September 29, 2001 and December 31, 2000
Common stock, $.01 par value; 80,000,000 shares authorized; 53,703,295 and 45,049,032 shares issued and outstanding at September 29, 2001 and December 31, 2000	537	450
Additional paid-in capital	286,457	245,399
Accumulated deficit	(266,390)	(221,751)
Accumulated other comprehensive loss	(2,086)	(1,922)
Treasury stock, 92,065 shares, at cost	(556)	(556)

Total stockholders' equity	17,962	21,620

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$147,997	$147,020

The accompanying notes are an integral part of the consolidated financial statements.

PICTURETEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2001	September 30, 2000	September 29, 2001	September 30, 2000
Revenue	$45,501	$70,029	$143,971	$196,797
Cost of revenue	39,645	49,200	104,731	151,672

Gross margin	5,856	20,829	39,240	45,125

Operating expense:
Selling, general and administrative	23,724	44,985	57,632	102,371
Research and development	5,336	11,873	18,708	38,922

Total operating expense	29,060	56,858	76,340	141,293

Loss from operations	(23,204)	(36,029)	(37,100)	(96,168)
Interest income (expense), net	163	(1,272)	1,120	(2,148)
Other income (expense), net	(4,591)	126	(7,650)	955

Loss before income tax expense	(27,632)	(37,175)	(43,630)	(97,361)
Income tax expense (benefit)	328	(245)	1,009	1,385

Net loss	(27,960)	(36,930)	(44,639)	(98,746)
Preferred stock beneficial conversion feature	—	(6,689)	—	(6,689)

Net loss applicable to common shareholders	$(27,960)	$(43,619)	$(44,639)	$(105,435)

Net loss per common share—basic and diluted	$(0.52)	$(1.06)	$(0.90)	$(2.58)

Weighted average shares outstanding—basic and diluted	53,540	40,999	49,362	40,865

The accompanying notes are an integral part of the consolidated financial statements.

PICTURETEL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Nine Months Ended
	September 29, 2001	September 30, 2000
Cash flows from operating activities:
Net loss	$(44,639)	$(98,746)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation and amortization	6,047	19,262
Provision for doubtful accounts	2,397	473
Loss on disposal of fixed assets	92	5,086
Provision for inventory obsolescence	4,654	10,501
Provision for inventory purchase commitment	6,419	—
Write-down of long-lived assets	—	11,188
Operating charge related to preferred stock issuance	—	6,207
Reduction in obligation of terminated capital lease	—	(1,806)
Other non-cash items	(238)	—
Changes in operating assets and liabilities:
Accounts receivable	4,317	10,936
Inventories	(2,043)	(6,847)
Other current assets	(105)	5,462
Accounts payable	(9,776)	(2,162)
Accrued compensation and benefits and accrued expenses	11,814	(1,123)
Deferred revenue	(3,389)	(4,922)

Net cash used in operating activities	(24,450)	(46,491)

Cash flows from investing activities:
Purchase of marketable securities	—	(31,262)
Proceeds from sale of marketable securities	—	69,049
Purchases of property and equipment	(1,085)	(4,156)
Proceeds from sale of fixed assets	5	9

Net cash provided by (used in) investing activities	(1,080)	33,640

Cash flows from financing activities:
Increase in restricted cash and cash equivalents	(29,186)	(17,800)
Net proceeds on short-term/long-term borrowings	40,086	1,217
Principal payments under capital lease obligations	—	(1,324)
Proceeds from preferred stock issuance	—	21,845
Proceeds from employee stock purchase plan and exercise of stock options	1,176	4,164

Net cash provided by financing activities	12,076	8,102

Effect of exchange rate changes on cash	118	1,063

Net decrease in cash and cash equivalents	(13,336)	(3,686)
Cash and cash equivalents at beginning of period	43,441	21,915

Cash and cash equivalents at end of period	$30,105	$18,229

The accompanying notes are an integral part of the consolidated financial statements.

PICTURETEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share data)

1.  Basis of Presentation

    As permitted by the rules of the Securities and Exchange Commission applicable to Quarterly Reports on Form 10-Q, these notes are condensed and do not contain all the disclosures required by generally accepted accounting principles. Reference should be made to the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission on April 17, 2001.

    In the opinion of the management of PictureTel Corporation, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the Company's financial position at September 29, 2001 and December 31, 2000, results of operations for the three and nine months ended September 29, 2001 and September 30, 2000 and changes in cash flows for the nine months ended September 29, 2001 and September 30, 2000.

    The results disclosed in the Consolidated Balance Sheet at September 29, 2001, the Consolidated Statement of Operations for the three and nine months ended September 29, 2001 and the Consolidated Statement of Cash Flows for the nine months ended September 29, 2001 are not necessarily indicative of the results to be expected for the full year.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The consolidated financial statements include significant estimates of the net realizable value of accounts receivable, inventory and the amount of certain contingent liabilities. Actual results could differ from those estimates.

    The presentation of certain prior year information has been reclassified to conform with the current year presentation. These reclassifications had no effect on net income or stockholders equity.

    The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern as an independent company. The Company has incurred recurring losses from operations and requires additional financing for its continued operation. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    In February 2001, the Company received a report from its independent accountants containing an explanatory paragraph stating that its recurring losses and requirement for additional financing raise substantial doubt about our ability to continue as a going concern. Management's plans to continue as a going concern rely heavily on forecasted revenue from products that were released in the third quarter of 2000 and in April 2001. Management is also continuing to identify and implement internal actions to improve the Company's liquidity. Most importantly, the Company's management and Board of Directors approved an Agreement and Plan of Merger dated as of May 24, 2001 with Polycom, Inc. (Polycom) and one of its subsidiaries, providing for an acquisition of the Company by Polycom. In connection with the merger agreement, the Company also obtained "interim" senior convertible note financing from Polycom in the amount of $49,900, available for use by the Company subject to specified terms and conditions. (See Notes 2. and 6.)

    In October 2001 the acquisition of the Company by Polycom was completed. (See Note 12.)

2.  Restricted Cash

    The Company had restricted cash of $34,961 and $5,775 at September 29, 2001 and December 31, 2000, respectively. The restricted amount at September 29, 2001 represents $34,900 in proceeds received during the second quarter of 2001 from the Series B senior convertible note issued to Polycom, as contemplated by the merger agreement and note agreement, dated as of June 15, 2001, entered into in connection with the merger agreement. The restricted amount also includes interest income earned on the proceeds and is net of unrealized gains and losses. The funds are held in an account (the "Account") in which the note purchaser (Polycom) has first priority interest subject to no other liens. The note agreement permits the Company to withdraw funds from the Account upon meeting certain withdrawal criteria. As of September 29, 2001, the Company has not met the withdrawal criteria to draw funds from the Account. The restricted amount at December 31, 2000 represents a cash collateral requirement for standby letters of credit issued under a credit agreement with Congress Financial Corporation (New England). As of September 29, 2001, the Company's funds were no longer collateralizing the letters of credit, as the collateral requirement is being met by a third party, Polycom. (See Note 6.)

3.  Inventories

    Inventories consist of the following:

	September 29, 2001	December 31, 2000
Purchased Parts	$4,457	$4,018
Work in Process	149	234
Finished Goods	19,636	22,768

	$24,242	$27,020

4.  Loss Per Share

    The following table reconciles the numerator and the denominator of the basic and diluted loss per share computations shown on the Consolidated Statements of Operations:

	Three Months Ended		Nine Months Ended
	September 29, 2001	September 30, 2000	September 29, 2001	September 30, 2000
Basic and Diluted Loss Per Share Computation
Numerator:
Net loss applicable to common shareholders	$(27,800)	$(43,619)	$(44,479)	$(105,435)

Denominator:
Weighted average common shares outstanding	53,540	40,999	49,362	40,865

Basic and diluted loss per share	$(0.52)	$(1.06)	$(0.90)	$(2.58)

    Options to purchase shares of the Company's common stock of 5,197,863 and 6,521,296 were outstanding at September 29, 2001 and September 30, 2000, respectively, but were not included in the computation of diluted loss per share because they were antidilutive due to the net losses sustained in 2001 and in 2000. Warrants for 2,723 shares of the Company's Common Stock and Redeemable Convertible Preferred Stock of 1,132,000 and 13,216,708 shares were outstanding at September 29, 2001 and September 30, 2000, respectively, but were not included in the computation of diluted loss per share because they were antidilutive due to the loss sustained in 2001 and 2000.

5.  Comprehensive Loss

    The calculation of comprehensive income includes the loss as reported in the Consolidated Statements of Operations and the gains and losses on foreign currency translation adjustments.

	Three Months Ended		Nine Months Ended
	September 29, 2001	September 30, 2000	September 29, 2001	September 30, 2000
Net loss	$(27,960)	$(36,930)	$(44,639)	$(98,746)
Foreign currency translations, net	25	(230)	(164)	(520)

Comprehensive loss	$(27,985)	$(37,160)	$(44,803)	$(99,266)

6.  Debt

    The Company entered into an asset-based collateralized revolving credit agreement dated August 21, 2000, which will expire on August 21, 2003. This credit facility provides a revolving credit line of up to $35,000 with Congress Financial Corporation (New England). In connection with the merger agreement with Polycom, the Company amended the Loan and Security Agreement on June 15, 2001. The amendment allowed for the issuance of up to $15,000 of senior convertible notes—Series A and $34,900 of senior convertible notes—Series B to Polycom and for the granting of second position security for the senior convertible notes. In addition to the consent to the merger, the amendment suspended any availability for revolving loans that would have been available otherwise under the line. The Company has $8,000 of outstanding standby letters of credit issued under this agreement as of September 29, 2001. Polycom has issued to Congress Financial Corporation an irrevocable standby letter of credit equal to 105%, or $5,775, to collateralize the outstanding letters of credits issued under this agreement. As a result, cash subject to the cash collateral requirement of $5,775 was released and made available to the Company to fund ongoing operations. Fees for letters of credit outstanding against this facility are payable at 225 basis points per annum of the face amount. The collateralized letters of credit expire December 2001 and March 2002. This credit agreement also contains certain financial covenants, including minimum net worth and working capital requirements.

    In connection with the merger agreement, the Company has entered into a note agreement with Polycom. The Company issued to Polycom a Series A senior convertible note having an original principal amount of $6,600 and a Series B senior convertible note having an original principal amount of $34,900. The principal amount of the Series A note is subject to increase from time to time to the extent of any draws on the backup letter of credit obtained by Polycom, up to a maximum aggregate principal amount of $15,000. The original face amount of the letter of credit obtained by Polycom was $8,400 and the face amount declines over time as the letters of credit it is backing expire, as referenced in the preceding paragraph. The face amount of the letter of credit as of September 29, 2001 is $5,775. The proceeds of the Series B note, which are classified as restricted on the Company's balance sheet at September 29, 2001, are held in an account (the "Account") in which Polycom has first priority interest, subject to no other liens. (See Note 2.) The note agreement permits the Company to withdraw funds from the Account upon meeting certain withdrawal criteria. As of September 29, 2001, the Company has not met the withdrawal criteria to draw funds from the Account. Interest accrues at a rate of 8% per annum and is payable quarterly under the Series A note. As of September 29, 2001, the balance under the Series A note, including accrued interest, was $6,641. Interest on the Series B note is payable quarterly and accrues at a rate of 8% per annum, except to the extent funds are held in the Account, interest accrues on the funds at a rate equal to the interest payable to the Company on the Account. Accrued interest on the Account amounted to $110 as of September 29, 2001. Interest on both notes may be paid in cash or in kind by issuing a note in substantially the form as the Series A note or the Series B note, as applicable, except that the payment in kind note is not convertible. Interest on any payment in kind note accrues at a rate of 8% per annum and is payable in cash or in kind. The

Series A note is due on June 15, 2003 and to the extent not automatically converted pursuant to the terms of the note, the principal of the Series B note is payable in four quarterly installments beginning August 31, 2004, with the final installment due on May 31, 2005.

    The Series A and Series B notes are convertible by the holder into common stock, at any time after the termination of the merger agreement and prior to the repayment in full of the principal amount of the note. The conversion rate is 222.22 shares of common stock for each $1,000 in principal amount of the note (or $4.50 per share), except that if the transactions contemplated by the merger agreement are not completed for certain reasons, the conversion rate is 164.74 shares of common stock for each $1,000 in principal amount (or $6.07 per share).

    Both notes are subject to redemption at the election of the Company, in whole or in part, upon not less than 30 or more than 60 days notice at a redemption price equal to 100% of the principal amount plus accrued interest. In addition, the holder of the notes may require the Company to repurchase them upon a change in control or other repurchase events described in the notes. The repurchase events arise from the termination of the merger agreement under specified circumstances. The notes also contain certain events of default and covenants.

    The Company has granted a security interest in favor of Polycom on substantially all of its assets to collateralize its obligations under the notes. The Company's obligations to Polycom under the notes are subordinated to the obligations of the Company to Congress Financial Corporation (New England) under the Loan and Security Agreement dated August 21, 2000.

7.  Recently Issued Accounting Pronouncements

    In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations be accounted for under the purchase method only and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS No. 142 requires that ratable amortization of goodwill be replaced with periodic tests of the goodwill's impairment and that intangible assets other than goodwill be amortized over their useful lives. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001 and for all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001, and will thus be adopted by the Company, as required, in fiscal year 2002. The Company has not completed its evaluation, but anticipates that the adoption of these pronouncements will not have a material impact on the Company's financial statements.

8.  Commitments

    In conjunction with a joint development agreement with Sharp Corporation, the Company has outstanding commitments as of September 29, 2001 to purchase approximately $12,000 of PictureTel Series 600 units over the next six months. Based on lower than expected sales of this product, the Company has recorded a $6,419 charge against this purchase commitment during the third quarter of 2001 for unused inventory not to be sold.

9.  Segment Information

    The Company has determined that its reportable segments are videoconferencing products and videoconferencing services. The videoconferencing products segment develops, manufactures and markets visual communications systems and collaboration software. The videoconferencing services segment provides services for the videoconferencing products.

	Video- conferencing Products	Video- conferencing Services	Other	Total
Three months ended September 29, 2001:
Revenue from external customers	$31,651	$13,733	$117	$45,501
Operating income (loss)	$(13,441)	$2,716	$(12,479)	$(23,204)
Three months ended September 30, 2000:
Revenue from external customers	$46,211	$17,746	$6,072	$70,029
Operating income (loss)	$(12,842)	$2,849	$(26,036)	$(36,029)
Nine months ended September 29, 2001:
Revenue from external customers	$97,190	$46,428	353	$143,971
Operating income (loss)	$(28,486)	$12,978	$(21,592)	$(37,100)
Nine months ended September 30, 2000:
Revenue from external customers	$127,250	$54,152	$15,395	$196,797
Operating income (loss)	$(62,812)	$7,058	$(40,414)	$(96,168)

    The classification "Other" consists of non-core business revenue and expense and corporate administrative functions, which are excluded from the videoconferencing products and videoconferencing services segments for management decision making.

    The Company evaluates the performance of its segments based upon operating income. There is no material intersegment revenue. Transfers of videoconferencing products to the videoconferencing services segment are recorded at standard cost and are not tracked for management reporting purposes. Asset information by reportable segment has not been disclosed since the Company does not produce such information internally.

  Geographic Data

    In addition to its direct and indirect sales channels in the United States, the Company has subsidiaries in various foreign countries which, through direct and indirect sales channels, sell and service the Company's products in their respective geographic area. Revenue from external customers represents sales made from those countries. The Company's revenue and long-lived asset financial information is detailed as follows:

	United States	United Kingdom	Japan	All Other	Total
Revenue from external customers:
Three months ended September 29, 2001	$28,728	$9,461	$3,362	$3,950	$45,501
Three months ended September 30, 2000	$49,464	$12,176	$4,391	$3,998	$70,029
Nine months ended September 29, 2001	$92,211	$29,767	$10,214	$11,779	$143,971
Nine months ended September 30, 2000	$127,157	$40,978	$16,086	$12,576	$196,797
Long-lived assets:
As of September 29, 2001	$12,365	$1,793	$841	$136	$15,135
As of September 30, 2000	$37,729	$2,767	$2,005	$239	$42,740

10. Other Charges

    During the third quarter of 2001, the Company recorded a charge of approximately $8,113 in operating expense associated with management's decision to not fully utilize leased office space at the Company's various facilities throughout the United States of America.

11. Litigation

  SEC Investigation

    In May 1999, the Company was informed that the Securities and Exchange Commission (SEC) had initiated a formal investigation of matters related to the Company's 1997 restatement of its earnings. The Company has been cooperating with the SEC and will continue to do so. The Company expresses no opinion as to the likely outcome. While no assurances can be provided, the Company does not believe that the investigation will have a material adverse affect to its business, financial condition, results of operations or cash flows.

    In addition to the above, the Company has also been and is from time to time subject to claims, such as potential patent infringements, and suits incidental to the conduct of business. There can be no assurance that the Company's insurance will be adequate to cover all liabilities that may arise out of such claims. Further, although the Company intends to defend itself vigorously against all such claims, the ultimate outcome of the claims cannot be accurately predicted. The Company does not believe that any claim of which it is aware, other than the claims listed above, could result in an outcome that will have a material adverse effect to its business, financial condition, results of operations or cash flows.

12. Subsequent Events

  Sale of 1414C Video Conferencing Service Delivery Business

    On October 1, 2001, the Company completed the sale of its 1414C video conferencing service delivery business to ACT Teleconferencing, Inc. in an asset transaction for a total consideration of approximately $9,000 comprising 769,731 unregistered ACT common shares, $1,000 in cash and $2,500 in a two-year unsecured note bearing interest at 10% per year. As a result of this sale, the Company will record a gain of $6,520 on the sale in the fourth quarter of 2001, which will be included in other income in the Company's Consolidated Statement of Operations.

  Polycom Merger

    On October 18, 2001, the Company announced the completion of its acquisition by Polycom Inc. and thereby became a wholly-owned subsidiary of Polycom Inc. Under the terms of the transaction, the Company's shareholders receive a combination of 0.1177 shares of Polycom common stock and $3.11 in cash for each outstanding share of PictureTel common stock.

QuickLinks

  EXHIBIT 99.2
PICTURETEL CORPORATION INDEX TO FINANCIAL STATEMENTS
PICTURETEL CORPORATION CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data)
PICTURETEL CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except share data) (Unaudited)
PICTURETEL CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (Unaudited)
PICTURETEL CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands, except share data)